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                         GUNDLE/SLT ENVIRONMENTAL, INC.
                               19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, MAY 6, 1999
                                   10:00 A.M.
                          WYNDHAM HOTEL AT GREENSPOINT
                            12400 GREENSPOINT DRIVE
                              HOUSTON, TEXAS 77060
                             ---------------------

Dear Stockholder:

     You are invited to the Annual Meeting of Stockholders of Gundle/SLT Environmental, Inc. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

         o re-elect seven directors: Samir T. Badawi, James R. Burke, Ahmed Y. Khalawi, T. William Porter, Hugh L. Rice, Edward T. Sheehan, and Brian D. Young, each for a term of one year

         o   vote on any other business properly before the meeting

     MANAGEMENT RECOMMENDS A VOTE FOR ALL DIRECTORS STANDING FOR RE-ELECTION.

     Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date, and return the enclosed proxy card whether or not you plan to attend the meeting.

                                               By order of the Board of
                                               Directors

                                                       C. WAYNE CASE
                                                         SECRETARY

March 31, 1999

                          I.  INFORMATION ABOUT VOTING

     Solicitation of Proxies. The Board of Directors of Gundle/SLT Environmental, Inc. ("GSE") is soliciting proxies for use at the 1999 Annual Meeting of GSE and any adjournments of that meeting. GSE first sent this proxy statement, the accompanying form of proxy, and the GSE Annual Report for 1998 on March 31, 1999.

     AGENDA ITEMS.  The agenda for the Annual Meeting is to:

          1.  Re-elect seven directors

          2.  Conduct other business properly before the meeting

     WHO CAN VOTE. You can vote at the Annual Meeting if you are a holder of GSE's common stock, ("Common Stock") on the record date. The record date is the close of business on March 12, 1999. You will have one vote for each share of Common Stock. As of March 12, 1999, there were 13,021,365 shares of Common Stock outstanding and entitled to vote.

     HOW TO VOTE.  You may vote in two ways:

         o   You can come to the Annual Meeting and cast your vote there.

         o You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate.

     USE OF PROXIES. Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board nominees for director. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the proxies according to their best judgment.

     REVOKING A PROXY. You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

         o   sending a written notice to the Secretary of GSE

         o   delivering a properly executed, later-dated proxy

         o   attending the Annual Meeting and voting in person

     THE QUORUM REQUIREMENT. We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will exist if the holders of at least a majority of the outstanding Common Stock entitled to vote either attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

     VOTE REQUIRED FOR ACTION. Directors are elected who receive the greatest number of votes cast by stockholders present in person or by proxy at the meeting. Other actions require the affirmative vote of the majority of the holders of the outstanding Common Stock entitled to vote by attendance at the Annual Meeting in person, or are represented by proxy. Abstentions and broker non-votes have the effect of a no vote on matters other than director elections. Votes are tabulated by ChaseMellon Shareholder Services, L.L.C., the transfer agent and registrar for the common stock.

                       II.  THE PROPOSALS TO BE VOTED ON

THE ELECTION OF DIRECTORS

     GSE has one class of directors. The term for each director is one year. The term for each director expires at the 2000 Annual Meeting.

                            III.  BOARD OF DIRECTORS

NOMINEES FOR DIRECTOR

     The nominees for director this year are: Samir T. Badawi, James R. Burke, Ahmed Y. Khalawi, T. William Porter, Hugh L. Rice, Edward T. Sheehan, and Brian
D. Young.

     The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the current Board of Directors to fill the vacancy, or the size of the board may be reduced. Information about the nominees is contained in the next section of this proxy statement.

     Samir T. Badawi was chairman of the board of SLT Environmental, Inc. prior to its merger with the Company in July 1995, and is president of Wembley, the Company's largest stockholder. Prior to October 1993, Mr. Badawi served as managing partner of Ernst & Young LLP's professional practice in the Middle East. On April 27, 1998, he became Acting President and CEO of the Company after the resignation of William P. Reid from those positions.

     James R. Burke has been an independent consultant since July 1998. Mr. Burke was president of Products and Equipment Division of Weatherford Enterra, Inc. from January 1996 until July 1998. He served as senior vice president of Weatherford Enterra, Inc. from January 1992 until January 1996.

     Ahmed Y. Khalawi has been a legal advisor and attorney in Saudi Arabia since 1968 and is a director of Wembley. Mr. Khalawi also served as Vice President, Legal Affairs for Saudi Arabian Airlines from 1975 to 1982.

     T. William Porter has been a partner of Porter & Hedges, L.L.P., a Houston law firm that serves as the Company's principal outside counsel, since 1981. Mr. Porter is also a director of ITEQ, Inc. and Metals USA, Inc.

     Hugh L. Rice has been senior vice president of FMI Corporation, a consulting firm that provides services to the construction industry related to corporate stock valuation, business planning, and mergers and acquisitions, for over six years.

     Edward T. Sheehan has served as chairman of the board and chief executive officer of United Road Services, Inc. since October 1997. Mr. Sheehan was president of United Waste Systems, Inc. from December 1992 to August 1997, and chief operating officer of United Waste Systems, Inc. from 1994 to August 1997 when the company was sold to U.S.A. Waste Services, Inc. He was senior vice president and chief financial officer of Clean Harbors, Inc., a publicly held environmental services company, from September 1990 to April 1992. From 1966 to 1990 Mr. Sheehan held several financial and operating positions with General Electric.

     Brian D. Young is a general partner and co-founder of Eos Partners, L.P. , a New York based investment concern. Mr. Young is also a director of Black Box Corporation.

                 IV.  INFORMATION ABOUT THE BOARD OF DIRECTORS

MEETINGS

     During 1998, the Board of Directors held five regular meetings. All incumbent directors attended 100% of all of the meeting of the board, except Mr. Khalawi who attended two meetings.

COMMITTEES

     The Board has three standing committees: an Audit Committee, an Executive Committee, and a Compensation Committee. The Audit Committee had two meetings in 1998, and the Compensation Committee had three meetings in 1998. Each director attended 100% of all meetings of the committees on which he served during the year.

AUDIT COMMITTEE

  DUTIES:

         o Review the effectiveness and adequacy of GSE's financial organization and internal controls.

         o Review the annual report, proxy and other financial representations.

         o Review the effectiveness and the scope of activities of the independent accountants.

         o   Recommend the selection of independent public accountants.

         o   Review Federal Income Tax issues and related reserves.

     Members: Mr. James R. Burke, Hugh L. Rice (Chair), and Edward T. Sheehan -- all outside directors

COMPENSATION COMMITTEE

  DUTIES:

         o Formulate and adopt executive compensation, benefit and insurance programs.

         o Supervise the administration of all executive compensation and benefit programs.

         o Establish specific criteria against which all annual, performance based benefits are measured.

         o   Establish the total compensation for the Chief Executive Officer.

     Members: Samir T. Badawi, T. William Porter (Chair), and Brian D. Young

EXECUTIVE COMMITTEE

  DUTIES:

         o   Acts in place of the Board when the full Board is not in session.

     Members: Samir T. Badawi (Chair) and Brian D. Young

BOARD COMPENSATION AND RELATIONSHIPS

     RETAINER AND FEES. We do not pay directors who are also officers of the Company additional compensation for their service as directors. In 1998, compensation for non-employee directors included the following:

         o   an annual retainer of $16,000 paid in quarterly installments

         o   $1,000 for each Board meeting

         o   $500 per committee meeting attended

         o   $500 for each meeting at which they preside

         o Compensation paid to all non-employee directors during 1998 for service in all Board capacities aggregated $148,500

     OPTIONS. In May of each year, GSE grants each director an option to purchase 2,000 shares of Common Stock. The exercise price equals the fair market value of the shares at the date of grant. The options will have a 5-year life and vest one year after the date of grant.

                         V.  SECURITY OWNERSHIP OF GSE

DIRECTOR OWNERSHIP

     The following table shows as of December 31, 1998, the number of shares of Common Stock beneficially owned by each director and nominee. Each director named in the summary table beneficially owns less than 1 percent of the Common Stock, except Mr. Badawi. As a representative of Wembley Ltd., Mr. Badawi may be deemed to own beneficially 4,657,143 shares owned by Wembley. He disclaims any beneficial ownership in such shares beyond his proportionate ownership interest, if any, in Wembley.

                                                                                                COMMON STOCK
                                                                                             BENEFICIALLY OWNED
                                                                                             DECEMBER 31, 1998
                                                                                           ----------------------
                                                                                DIRECTOR                 PERCENT
                  NAME                              POSITION             AGE     SINCE       SHARES      OF CLASS
----------------------------------------   ---------------------------   ---    --------   -----------   --------
Samir T. Badawi.........................   Director, chairman, Acting    59        1995      4,673,643   35.5%
                                             President and CEO
James R. Burke..........................   Director                      61        1996          6,000     *
Ahmed Y. Khalawi........................   Director                      62        1995         11,000     *
T. William Porter.......................   Director                      57        1988         16,000     *
Hugh L. Rice............................   Director                      52        1990         16,000     *
Edward T. Sheehan.......................   Director                      56        1998          4,000     *
Brian D. Young..........................   Director                      44        1986          6,000     *
All directors as a group................                                                     4,722,643   35.5%

MANAGEMENT OWNERSHIP

     The following table shows, as of December 31, 1998, the number of shares of Common Stock beneficially owned by executive officers and the executive officers as a group, excluding in each case for Mr. Badawi who is referenced above. Each executive officer named in the table owns less than 1 percent of the Common Stock, except for Roger J. Klatt.

                                           BENEFICIAL OWNERSHIP ON
                                              DECEMBER 31, 1998
                  NAME                       COMMON STOCK OF GSE        PERCENT
----------------------------------------   -----------------------      -------
Roger J. Klatt -- Executive Vice
  President, treasurer, and chief
  financial officer.....................           215,400                1.6%
Michael C. Mathieson....................           107,825                *
Kurt Weber..............................            17,500                *
All executive officers as a group.......           340,725                3.0%

OTHER SECURITY OWNERSHIP

     The following table shows the name and address of each person known to GSE to own more than 5% of GSE's Common Stock as of December 31, 1998.

         NAME AND ADDRESS OF                              PERCENT OF
          BENEFICIAL OWNERS             AMOUNT OWNED        CLASS
-------------------------------------   ------------     ------------
Wembley Ltd..........................    4,657,143           35.4%
  Columbus Centre Building
  Road Town, Tortola
  British Virgin Islands
Dimensional Fund Advisors, Inc(1)....    1,257,912            9.3%
  1299 Ocean Avenue
  Santa Monica, California 90401
Heartland Advisors, Inc..............      793,700            6.0%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202
Grace & White........................    1,664,614           12.7%
  515 Madison Ave., Suite 1700
  New York, NT 10022

---------------

(1)Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 1,257,912 shares of Common Stock of GSE as of December 31, 1998, all of which shares are held in portfolios of DFFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust or DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                          VI.  EXECUTIVE COMPENSATION

     The following tables, charts, and narrative show all compensation awarded, paid to or earned by the individuals who were chief executive officer at any time during the period, and the other highly compensated executive officers at December 31, 1998.

SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                     ---------------------------
                                                  ANNUAL COMPENSATION                                  STOCK
              NAME AND                 ------------------------------------------    RESTRICTED    OPTION AWARDS      ALL OTHER
         PRINCIPAL POSITION              YEAR      SALARY      BONUS      OTHER(2)    STOCK(3)        (SHARES)     COMPENSATION(4)
-------------------------------------  ---------  ---------  ---------   --------    ----------    -------------   ---------------
Samir T. Badawi......................       1998  $ 205,769(1)$  65,000     -0-          -0-           -0-             $  23,770
  Acting CEO & President
Roger J. Klatt.......................       1998  $ 200,000   $  50,000     -0-          -0-            50,000         $  18,285
  Executive Vice President,                 1997  $ 186,667   $  30,000     -0-        $146,250         35,000         $  16,124
  Treasurer, and Chief                      1996  $ 175,000   $  85,000     -0-        $139,700         16,000         $  15,900
  Financial Officer
Michael C. Mathieson.................       1998  $ 160,000(5)$  25,000     -0-          -0-            17,500         $   7,855
  Vice President Marketing                  1997  $ 150,000(5)$  22,500     -0-        $ 41,925         17,500         $   9,755
  and Business Development                  1996  $ 150,000(5)$  25,000     -0-        $ 27,500          6,000         $  10,400
Kurt Weber...........................       1998  $  90,000(6)$  11,600     -0-          -0-            17,500          -0-
  Managing Director, GSE
  Lining Technology GmbH
William P. Reid......................       1998  $ 113,333(7)  -0-     $138,203       -0-           -0-             $1,091,841
  Ex-Director, President                    1997  $ 325,000  $  75,000     -0-        $435,500         75,000         $  62,564
  and CEO                                   1996  $ 295,833  $ 195,000     -0-        $407,000         40,000         $  56,000

                                                   (FOOTNOTES ON FOLLOWING PAGE)

---------------

(1)On April 27, 1998, Mr. Badawi assumed the positions of Acting President and CEO of the Company after the resignation of William P. Reid. He continues to hold the position of chairman of the Board of Directors.

(2)Because the value of any additional benefits did not exceed 10% of annual compensation to any individual, amounts are omitted, except for Mr. Reid who received $138,203 towards his income tax associated with vesting of his restricted stock as provided for by the plan.

(3) The value of restricted shares stated in this column is based on the closing price on the date of grant. No shares of restricted stock were awarded in 1998 under the Company's 1995 Incentive Stock Plan. At the end of 1998, the aggregate restricted stock holdings eligible for vesting consisted of 66,376 shares worth $266,504 at the then current market value of $4.00 (the closing price of the Company's Common Stock on December 31, 1998, without giving effect to the diminution of value attributable to the restriction on such stock. Such amounts includes $107,268 for Mr. Klatt (26,817 shares); and $25,428 for Mr. Mathieson (6,357 shares).

For each of the three years following the date of grant, up to one-third of the restricted shares granted to each individual in 1997 and 1996 (the "Maximum Eligible Shares") will become eligible for vesting at the end of each year following the grant of such shares depending upon the degree to which certain specified performance goals are met. Any restricted shares out of the Maximum Eligible Shares that do not become eligible for vesting because the performance goals for such year were not fully met will lapse. At the end of 1998, 34,941 shares in the 1996 Plan vested. For the 1997 Plan, 30% of the Maximum Eligible Shares became eligible for vesting in 1997 and 1998. Restricted shares that became eligible for vesting will fully vest upon completion by the individual of three years of continuous employment from the date the restricted shares were granted ("Required Employment Period"). If the individual's employment is terminated by the Company without cause or by involuntary resignation prior to completing the Required Employment Period, the restricted shares that have become eligible for vesting will vest. The company is required to grant a cash bonus to each individual restricted share stockholder, payable promptly after the date on which the holder is required to recognize ordinary compensation income for federal income tax purposes in connection with the grant. The amount of cash bonus is to compensate for the resulting income taxes.

(4)The Company paid life and disability insurance premiums for 1998, 1997, and 1996 for Mr. Reid in the amounts of $36,733, $42,149, and $41,750 respectively; Mr. Klatt in the amounts of $9,805, $8,227, and $7,800; Mr. Mathieson in the amounts of $5,055, $4,945 and $4,400. The Company also made contributions to 401(k) and Executive Retirement Plans for 1998, 1997, and 1996 for Mr. Reid in the amounts of $7,533; $21,633, and $14,250; for Mr. Klatt in the amounts of $9,200, $10,867, and $8,100; for Mr. Mathieson in the amounts of $2,800, $6,250 and $6,000; and for Mr. Badawi in the amounts of $2,000, 0 and 0. The Company paid for housing for Mr. Badawi in the amount of $20,245. Mr. Reid received the sum of $1,047,575 under the terms and conditions of his March 10, 1997 employment security agreement.

(5)Excludes foreign service payments of $37,500, $50,000 and $50,000 in 1998, 1997 and 1996.

(6)Effective June 1998.

(7)Mr. Reid resigned his positions as President and Chief Executive Officer of the Company on April 27, 1998.

OPTIONS GRANTED IN 1998

     The table below shows information on grants of stock options in 1998. GSE made these grants under the Company's 1995 Incentive Stock Plan to the officers named in the Summary Compensation Table.

                                                                                                  POTENTIAL REALIZED
                                                           INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                        -------------------------------------------------------  ANNUAL RATE OF STOCK
                                                      % OF TOTAL                                  PRICE APPRECIATION
                                                    OPTION GRANTED                                  FOR OPTION TERM(2)
                                         OPTION       TO EMPLOYEE      EXERCISE     EXPIRATION   ---------------------
                NAME                     GRANT(1)       IN YEAR          PRICE         DATE         5%         10%
-------------------------------------   --------    ---------------    ---------    -----------  ---------  ----------
Roger J. Klatt.......................    50,000            18%           $4.00       12/16/05    $  81,400  $  189,700
Michael C. Mathieson.................    17,500             6%           $4.00       12/16/05    $  28,500  $   66,400
Kurt Weber...........................    17,500             6%           $4.00       12/16/05    $  28,500  $   66,400
William P. Reid......................     -0-          -0-               -0-            -0-         -0-        -0-
Samir T. Badawi......................     -0-          -0-               -0-            -0-         -0-        -0-

---------------

(1)If a "change of control" event were to occur prior to exercise or expiration of the option, the entire option would automatically be converted to an amount of cash equal to any unrealized appreciation in the option.

(2)Potential values stated are the result of using the SEC method of calculation of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

OPTION EXERCISES AND YEAR-END VALUES

     The following table contains information with respect to the exercised and unexercised options to purchase shares of Common Stock for each of the executives held by them at December 31, 1998.

                                                                   NUMBER OF UNEXERCISED OPTIONS       VALUE OF UNEXERCISED
                                                                                AT                    IN-THE-MONEY OPTIONS AT
                                           SHARES                        DECEMBER 31, 1998               DECEMBER 31, 1998 (1)
                                          ACQUIRED       VALUE     -----------------------------   -----------------------------
                NAME                    ON EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
-------------------------------------   ------------   ----------  ------------   --------------   -------------  --------------
Samir T. Badawi......................      -0-            -0-            5,666         5,334            -0-            -0-
Roger J. Klatt.......................      -0-            -0-           87,666        77,804            -0-            -0-
Michael C. Mathieson.................      -0-            -0-           49,916        29,584            -0-            -0-
Kurt Weber...........................      -0-            -0-          -0-            17,500            -0-            -0-
William P. Reid......................      -0-            -0-          352,500       -0-                -0-            -0-

---------------

(1)Represents the difference between the closing price for common stock on the New York Stock Exchange on December 31, 1998 ($4.00 per share) and any lesser exercise price.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     EMPLOYMENT SECURITY AGREEMENTS. Two executive officers of the Company have the benefits of employment security agreements. Mr. Klatt, the Company's Executive Vice President and Chief Financial Officer is employed under an employment security agreement entered into on March 10, 1997, as amended on June 1, 1998. In general, in the event of Mr. Klatt's discharge without cause, or resignation for good reason after a change in control, he is entitled to benefits of:

         o a lump sum payment, cash amount equal to the sum of three times the highest rate of base salary in effect during the current year or any of the three years preceding the Termination Date, and

         o three times the greater of (A) the maximum award he would have been eligible to receive under the Bonus Plan in the year of termination, (B) the largest award earned under the Bonus Plan in any of the three years preceding the Termination Date, (C) 40% of his base salary at the Termination Date, or (D) $100,000.

     The agreement provides for severance protection benefits and change of control benefits, including:

         o the right of Mr. Klatt for a period of 12 months following the appointment of a new president and chief executive officer to determine his compatibility or ability to maintain (in his sole discretion) a good working relationship with the new president and chief executive office (excluding Mr. Badawi).

     In general, in the event that this latter employment security provision is exercised by Mr. Klatt, he is entitled to benefits of:

         o a lump sum, cash amount equal to the sum of one and one-half times the highest annual rate of base salary in effect during the current year or any of the two years preceding the Termination Date, and

         o one and one-half times the greater of (A) the largest award earned under the Bonus Plan in any of the three years preceding the Termination Date or (B) the target award he would have been entitled to receive under the Bonus Plan in the current year regardless of any limitation otherwise applicable to the Bonus Plan.

     The term of the agreement expires on December 31, 2000, and will be automatically extended on each December 31st for a one-year period from such date unless the Company gives notice of termination pursuant to the Agreement.

     Mr. Weber, the Company's Managing Director of GSE Lining Technology GmbH in Germany, is employed under an agreement of employment entered into April 1, 1998. The agreement provides in general for:

         o   a minimum annual base compensation of DM265,000;

          o   an annual bonus;

         o contributions towards Mr. Weber's private health insurance and a company car, and

         o termination and severance benefits. In the event that Mr. Weber is discharged, he is entitled to nine month's of prior notice of termination.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     GOALS. GSE's executive compensation program is designed to align total compensation with shareholder interests. The program:

         o incents and awards executives for sound business management and improvement in shareholder value

         o balances its components so that both short and longer-term operating and strategic objectives are recognized

         o attracts, motivates, and retains executives necessary for the long-term success of GSE

     The program consists of three different compensation components: base salary; variable cash bonuses; and long-term incentive awards (stock options).

     BASE SALARY. GSE uses external surveys to set competitive compensation levels (salary ranges) for its executives. Salary ranges for GSE executives are established based on similar positions in other comparably situated companies of comparable size and complexity. In the course of considering annual executive salary increases, appropriate consideration is given to the credentials and experience of the individual senior executives. Should the committee be persuaded that an executive has not met expectations for a protracted period, a recommendation to the Board of Directors that the executive be terminated would be a more likely eventuality than a reduction in his base compensation. Using the criteria set forth above, the compensation committee authorized pay increases for executive officers for 1998.

     During 1998, the Board approved a $300,000 base salary for Mr. Badawi while serving as acting president and chief executive officer. The base salary was based on recommendations of the committee without Mr. Badawi's participation. The Company compensates Mr. Badawi further by paying for housing and a leased vehicle.

     ANNUAL BONUSES. GSE's annual bonuses are intended to reflect a policy of requiring a minimum level of Company financial performance for the year before any bonuses are earned by senior executives. Bonuses for achieving higher levels of performance are directly related to the level achieved. While development of any business involves factors other than profitability, the emphasis of the committee in recent years (with board concurrence) has been on encouraging management to maintain the Company's profitability. For 1998, bonuses were based upon a combination of objective and subjective criteria with the following bonuses paid to senior officers:

         o   Mr. Badawi -- $65,000

         o   Mr. Klatt -- $50,000

         o   Mr. Mathieson -- $25,000

         o   Mr. Weber -- $11,600 (DM20,000)

     STOCK OPTION AWARDS. This plan is designed to link closely the long-term reward of executives with increases in stockholder value. For several years, the Company has sought to encourage such value building for stockholders through the annual reward of nonqualified stock options to senior executives. Options were awarded to the following named executives in 1998:

         o   Mr. Klatt -- 50,000

         o   Mr. Mathieson -- 17,500

         o   Mr. Weber -- 17,500

     The compensation committee intends, with the concurrence of the board, to continue to consider alternate forms of stock-based incentives. The committee will focus on affording senior executives the maximum possible long-term performance based benefits at the least possible cost to the Company.

     The following members of the Compensation Committee have furnished the preceding report:

                                                T. William Porter
                                                Samir T. Badawi
                                                Brian D. Young

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph illustrates the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock, compared with the cumulative total return on (i) the Standard and Poor's 500 Stock Index
("S&P 500") for the five years ended December 31, 1998, and (ii) the Salomon Smith Barney-Solid Waste Pollution Control Index ("Solid Waste") for the four years ended December 31, 1997, as this index has been discontinued by Salomon Smith Barney as of 1998. The Company has selected the Manufacturing Diversified Index total return for the five years ended December 31, 1998.


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

--------------------------------------------------------------------------------
                    12/31/93   12/31/94   12/31/95  12/31/96  12/31/97  12/31/98
--------------------------------------------------------------------------------
S&P                   100        101        139       171       229       294
--------------------------------------------------------------------------------
Solid Waste           100        101        113       125       138        --
--------------------------------------------------------------------------------
Manufacturing
Diversified           100        104        146       201       239       277
--------------------------------------------------------------------------------
Company               100         71         75        90        71        54
--------------------------------------------------------------------------------

     In all cases, the cumulative total return assumes, as contemplated by the Commission rules, that any cash dividends on the Common Stock of each entity included in the data presented above were reinvested in that security.

                              VII.  OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act requires the Company's executive officers and directors who own more than 10% of the Company's Common Stock to file reports of ownership and change of ownership with the Commission. GSE believes that all Section 16(a) reporting requirements were fully met during the 1998-reporting year.

PROPOSALS FOR THE 2000 ANNUAL MEETING

     Stockholders may make proposals to be considered at the 2000 Annual Meeting. To be included in the proxy statement and form of proxy for the 2000 Annual Meeting, stockholder proposals for the 2000

Annual Meeting must be received not later than December 2, 1999, at GSE's principle executive offices, 19103 Gundle Road, Houston, Texas 77073.

INDEPENDENT ACCOUNTANTS

     The firm of Ernst & Young LLP served as the Company's independent auditors for 1998. This firm has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, with the opportunity to respond to appropriate questions from the stockholders. They will have the opportunity to make a statement, although it is not expected that any statement will be made.

EXPENSES RELATING TO PROXY SOLICITATION

     GSE will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, GSE officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity.

                                                                     By Order of
                                                                     the Board
                                                                     of
                                                                     Directors

                                                C. Wayne Case
                                                SECRETARY

                          GUNDLE/SLT ENVIRONMENTAL, INC.
                THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                            MAY 6, 1999 ANNUAL MEETING

       The undersigned stockholder of Gundle/SLT Environmental, Inc. (the "Company") hereby appoints Samir T. Badawi and Roger J. Klatt, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Wyndham Hotel at Greenspoint, 12400 Greenspoint Drive, Houston, Texas 77060 on Thursday, May 6, 1999, at 10:00 a.m., Houston Time, and at any adjournment of said meeting, all of the shares of Common Stock in the name of the undersigned or which the undersigned may be entitled to vote.

       The Board of Directors recommends a vote FOR the nominees and if no specification is made, the shares will be voted for such nominees.

       1.  Election of Directors:  Samir T. Badawi, James R. Burke, Ahmed Y.
                                   Khalawi, T. William Porter, Hugh L. Rice,
                                   Edward T. Sheehan and Brian D. Young

                                   [ ]  FOR all nominees listed to the right
                                   (except as marked to the contrary)

                                   [ ]  WITHHOLD AUTHORITY to vote for all
                                   nominees listed to the right

                                   Instruction:  To withhold authority to vote
                                                 for any individual nominee,
                                                 write that nominee's name on
                                                 the line provided below:
                ----------------------------------------------------------------

                         (PLEASE SIGN ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

       2. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

       The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith.

                                             Dated _____________________ , 1999

                                             ___________________________________
                                                   Stockholder's Signature

                                             ___________________________________
                                                   Stockholder's Signature

                                             Signature should agree with printed
                                             name. If Common Stock is held in
                                             the name of more than one person,
                                             EACH joint owner should sign.
                                             Executors, administrators,
                                             trustees, guardians and attorneys
                                             should indicate the capacity in
                                             which they sign. Attorneys should
                                             submit powers of attorney.

                PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE.